UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2008

Power-One, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29454	77-0420182
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

740 Calle Plano
Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

(805) 987-8741

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Departure of Officers and Directors

On February 18, 2008, Richard J. Thompson became employed by Power-One, Inc. (the “Company”) as an executive officer, and Mr. Thompson was appointed as the Company’s Chief Executive Officer on February 19, 2008.

Mr. Thompson is currently age 58 and  has served as a member of the Company’s Board of Directors since August 2007.  Mr. Thompson will continue to serve on the Board of Directors following his appointment as the Company’s Chief Executive Officer, but he resigned as a member of the audit committee of the Board of Directors effective upon his becoming an employee of the Company.  Mr. Thompson served as Senior Vice President, Finance and Chief Financial Officer of American Power Conversion Corporation (acquired by Schneider Electric in February 2007) from May 2005 to March 2007.  Prior to joining American Power Conversion Corporation, Mr. Thompson served as Vice President, Finance and Chief Financial Officer of Artesyn Technologies for fifteen years.  Mr. Thompson earned a B.B.A. in accounting in 1971 from Lamar University, and remains an active Certified Public Accountant.  There are no family relationships between Mr. Thompson and any other director or officer of the Company.

The Company also announced the resignation of William T. Yeates as the Company’s Chief Executive Officer and his resignation from the Company’s Board of Directors, effective February 19, 2008.  The Company expects to enter into a separation and release agreement with Mr. Yeates in connection with his departure from the Company.

Employment Agreement

The terms of Mr. Thompson’s employment are outlined in an employment agreement between the Company and Mr. Thompson entered into on February 18, 2008 (the “Employment Agreement”).  The initial term of the Employment Agreement is two years, and it may be renewed for additional periods of at least one year.  Mr. Thompson will receive an initial base salary of $500,000 per year and car allowance of $13,260 per year.  Mr. Thompson will also receive reimbursement for his moving expenses, temporary housing for a period of up to 90 days and up to $6,000 per month for his housing costs for a period of at least twelve months.  Mr. Thompson is entitled to participate in the Company’s other benefit plans on terms consistent with those applicable to the Company’s senior officers generally.  The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Employment Agreement provides that Mr. Thompson is entitled to receive an annual incentive payment. Mr. Thompson’s target incentive payment is equal to 100% of his base salary, although his actual incentive payment for any year will be determined by the Board of Directors (or its compensation committee) based on the Company’s performance.  For 2008, Mr. Thompson is entitled to a minimum incentive bonus of $350,000 as long as the Company achieves positive earnings per share for 2008.

Pursuant to his Employment Agreement, Mr. Thompson has been granted 450,000 restricted stock units, 500,000 stock options and 250,000 stock appreciation rights.  The restricted stock units, stock options and stock appreciation rights were each granted pursuant to written award agreements.  The restricted stock units are scheduled to become vested in substantially equal annual installments on each of the first four anniversaries of the effective date of the Employment Agreement.  The stock options and stock appreciation rights are scheduled to become 100% vested on February 18, 2012.  However, the stock options and stock appreciation rights will vest earlier in the following circumstances: (1) 50% of the shares of common stock subject to the stock options and stock appreciation rights will become vested on March 1, 2010 if (A) the closing price per share of the Company’s common stock on the principal exchange on which such stock is traded on any 20 out of 30 consecutive trading days in the period beginning October 1, 2009 and ending March 1, 2010 exceeds 150% of the exercise or base price (as appropriately adjusted for stock splits and similar transactions) and (B) the Company’s consolidated net income for the 2009 calendar year as determined under generally accepted accounting principles (“GAAP”) equals or exceeds 5% of the Company’s consolidated net sales revenue for such period determined under GAAP; and (2) 25% of the shares of common stock subject to the stock options and stock appreciation rights will become vested on March 1, 2011 if (X) the closing price per share of the Company’s common stock on the principal exchange on which such stock is traded on any 20 out of 30 consecutive trading days beginning October 1, 2010 and ending March 1, 2011 exceeds 160% of the exercise price or base price (as appropriately adjusted for stock splits and similar transactions) and (Y) the Company’s consolidated net income for the 2010 calendar year as determined under GAAP equals or exceeds 7.5% of the Company’s consolidated net sales revenue for such period determined under GAAP. Mr. Thompson’s restricted stock unit, stock option and stock appreciation right award agreements are attached hereto as Exhibits 10.2, 10.3, and 10.4, respectively, and are incorporated by reference herein.

The Employment Agreement provides that if Mr. Thompson’s employment terminates by reason of his death or disability (as defined in the Employment Agreement), Mr. Thompson (or his representative, as appropriate) will be entitled to (1) a lump sum payment equal to one times his base salary plus his target incentive bonus for the year of termination, (2) accelerated vesting of a pro-rata portion of his restricted stock units, stock options, stock appreciation rights and any other outstanding equity awards, provided that he will vest in a minimum of 50% of his restricted stock units, stock options and stock appreciation rights granted in connection with his commencement of employment (the “Accelerated Equity Vesting”), and (3) continued health and welfare benefits for up to twelve months.

If Mr. Thompson’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or by Mr. Thompson due to a substantial breach (as defined in the Employment Agreement), he will be entitled to (1) a lump sum payment equal to (A) the greater of one times his base salary or the base salary he would have earned through the expiration of the term of the Employment Agreement plus (B) his target incentive bonus for the year of the termination multiplied by the greater of one or the number of years left during the term of the Employment Agreement, (2) the Accelerated Equity Vesting, (3) up to $45,000 for outplacement services incurred during the two years following termination, and (4) continued health and welfare benefits for up to 24 months.

In the event the Company fails to offer to renew the Employment Agreement on terms no less favorable than those currently in effect, Mr. Thompson will be entitled to (1) a lump sum payment equal to one times his base salary plus his target bonus for the year in which the termination occurs, and (2) the Accelerated Equity Vesting.

Concurrently with entering into the Employment Agreement, Mr. Thompson entered into the Company’s Senior Executive Change in Control Agreement (the “Change in Control Agreement”).  The Change in Control Agreement provides for severance and other benefits in connection with a change in control of the Company and certain terminations of employment related to the change in control.  The Company is required to keep the Change in Control Agreement in effect during the term of the Employment Agreement, and any severance benefits otherwise payable under the Employment Agreement will reduce any benefits otherwise payable under the Change in Control Agreement.  The Change in Control Agreement was described in and included with the Company’s report on Form 8-K filed on May 24, 2007 as Exhibit 10.18.

The Employment Agreement also provides for various restrictive covenants related to nondisclosure, proprietary inventions, trade secrets, non-competition, non-solicitation and non-disparagement.  Further, as a condition to receiving any severance payments under the Employment Agreement, Mr. Thompson must execute and not revoke a general release of claims in favor of the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the attached exhibit.

Item 7.01                                             Regulation FD Disclosure.

On February 19, 2008, the Company issued a press release announcing that Mr. Thompson was appointed as the Company’s Chief Executive Officer (the “Press Release”).  A copy of the Press Release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

Exhibit 10.1	Employment Agreement, dated as of February 18, 2008, between Power-One, Inc. and Richard J. Thompson.

Exhibit 10.2	Stock Unit Award Agreement for Richard J. Thompson, dated as of February 18, 2008.

Exhibit 10.3	Notice of Grant of Stock Option and Terms and Conditions of Richard J. Thompson Stock Option, dated as of February 18, 2008.

Exhibit 10.4	Notice of Grant of Stock Appreciation Rights and Terms and Conditions of Richard J. Thompson Stock Appreciation Rights, dated as of February 18, 2008.

Exhibit 99.1	Press Release issued by Power-One, Inc. on February 19, 2008, announcing the appointment of Richard J. Thompson as Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-ONE, INC.
(Registrant)

		By:	/s/JEFFREY J. KYLE
Date:	February 21, 2008		Jeffrey J. Kyle
Vice President — Finance, Treasurer and Chief Financial Officer